EXHIBIT 13


         The certification set forth below is being submitted in connection with the Annual Report on Form 20-F (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

         Mr. K.V. Kamath, the Chief Executive Officer and Mr. N. S. Kannan, the Chief Financial Officer of ICICI Bank Limited, each certifies that, to the best of his knowledge:

         1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ICICI Bank Limited.


Date: September 29, 2003



                                                    /s/ K.V. Kamath
                                                    ----------------------------
                                                    Name: K.V. Kamath
                                                    Chief Executive Officer



                                                    /s/ N.S. Kannan
                                                    ----------------------------
                                                    Name: N.S. Kannan
                                                    Chief Financial Officer